Exhibit 32.1
SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER
In connection with the Quarterly Report of Home Solutions of America, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frank J. Fradella, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: May 10, 1007

/s/ Frank J. Fradella
Frank J. Fradella, Chief Executive Officer